EXHIBIT 32

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

The undersigned officers of Green Builders, Inc., a Texas corporation (the “Company”), do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

1.           The Amendment No. 1 to Annual Report on Form 10-KSB /A of the Company for the period ended September 30, 2008, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Clark Wilson
Clark Wilson
President and Chief Executive Officer
Principal Executive Officer
January 28, 2009

/s/ Cindy Hammes
Cindy Hammes
Principal Financial Officer
January 28, 2009

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.